UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ON TRACK INNOVATIONS LTD.
(Exact Name of Registrant as Specified in its Charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Z.H.R. Industrial Zone
P.O. Box 32, Rosh Pina, Israel 1200000
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

ON TRACK INNOVATIONS LTD. 2001 SHARE OPTION PLAN
(Full Title of the Plan)

Dimitrios Angelis, Chief Executive Officer of OTI America Inc.
111 Wood Ave South, Suite 105, Iselin, New Jersey 08830, USA
Tel: (732) 429-1900
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Howard E. Berkenblit, Esq. Shy S. Baranov, Esq.	Eran Ben-Dor, Adv. Zysman, Aharoni, Gayer & Co. Law Ofices 41-45 Rothschild Bl., "Beit-Zion" Tel Aviv 65748, Israel (011) 972-3-795-5555
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
(212) 660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer
☐ Non-Accelerated Filer	☒ Smaller Reporting Company
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value NIS 0.1 per share	750,000	$2.655	(2)	$1,991,250	$256.5

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, in addition to the number of ordinary shares listed above, there are being registered hereby an additional indeterminate number of ordinary shares as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional shares.

(2)
Calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $2.655 per share, which was the average of the high and low price per Ordinary Share as reported on the Nasdaq Global Market on June 16, 2014.

Explanatory Note

                   We are filing this Registration Statement on Form S-8 in connection with 750,000 ordinary shares issuable to eligible employees, consultants and non-employee directors of On Track Innovations Ltd., or the Company, under the Company’s 2001 Share Option Plan, or the Plan, which are in addition to the 2,000,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on February 20, 2007 (File No. 333-140786), the 1,500,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on February 4, 2008 (File No. 333-149034), the 1,500,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on March 6, 2008 (File No. 333-149575), the 950,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on March 25, 2011 (File No. 333-173075), the 1,000,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on February 2, 2012 (File No. 333-179306), and the 2,500,000 ordinary shares under the Plan registered on the Company’s Form S-8 filed on November 20, 2013 (File No. 333-192443), or, collectively, the Prior Registration Statements.

                   This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

                   The increase in the number of shares authorized for issuance under the Plan was approved by the board of directors of the Company at a meeting held on March 26, 2014 and by the extraordinary general meeting of shareholders of the Company at a meeting held on May 26, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents which were filed with the Securities and Exchange Commission, or the SEC, by the Company are incorporated herein by reference and made a part hereof:

(1)                the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

(2)                the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 14, 2014;

(3)                the Company’s Current Reports on Form 8-K, as filed with the SEC on January 9, 2014, March 5, 2014, March 27, 2014 (second report from this date, under Item 5.02), April 28, 2014, May 13, 2014, May 21, 2014 and May 28, 2014; and

(4)                the description of the Company’s ordinary shares contained in its Registration Statement on Form 8-A filed with the SEC on June 19, 2002, including any report filed which updates such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.   Exhibits

See the Exhibit Index attached hereto for a list of the exhibits being filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Rosh Pina, State of Israel, on this 17 day of June, 2014.

ON TRACK INNOVATIONS LTD. By: /s/ Ofer Tziperman Ofer Tziperman Chief Executive Officer

Date: June 17, 2014

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ofer Tziperman and Shay Tomer, jointly and severally, his/her attorneys-in-fact, each with full power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ofer Tziperman	Chief Executive Officer (Principal Executive Officer)	June 17, 2014
Ofer Tziperman

/s/ Shay Tomer	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2014
Shay Tomer

/s/ Dimitrios Angelis	Director, Chairman of the Board	June 16, 2014
Dimitrios Angelis

/s/William C. Anderson III	Director	June 16, 2014
William C. Anderson III

/s/ Charles M. Gillman	Director	June 16, 2014
Charles M. Gillman

/s/ Jerry Ivy Jr.	Director	June 16, 2014
Jerry Ivy Jr.

Director
John Knapp

/s/ Eileen Segall Eileen Segall /s/ Dilip Singh	Director Director	June 16, 2014 June 16, 2014
Dilip Singh

/s/ Mark Stolper	Director	June 16, 2014
Mark Stolper
Authorized Representative in the United States: OTI AMERICA, INC. /s/ Dimitrios Angelis		June 16, 2014
Dimitrios Angelis, CEO of OTI America, Inc

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	Specimen share certificate

4.2*	Memorandum of Association of the Company, dated as of February 14, 1990, and Certificate of Change of Name, dated as of July 22, 1998

4.3**	Amended and Restated Articles of Incorporation

5.1^	Opinion of Zysman, Aharoni, Gayer & Co., Law Offices as to the validity of the ordinary shares

23.1^	Consent of Somekh, Chaikin, a member firm of KPMG international, independent registered public accounting firm

23.2^	Consent of Zysman, Aharoni, Gayer & Co., Law Offices (included in Exhibit 5.1)

24.1^	Powers of attorney (included on the signature page to the Registration Statement)

99.1***	2001 Employee Share Option Plan, as amended and restated on November 30, 2011

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-1 (Registration No. 333-90496), filed with the SEC on June 14, 2002.

**	Incorporated herein by reference from the Registrant’s Current Report on Form 6-K (Report No. 3) filed with the SEC on October 31, 2013.

***	Incorporated herein by reference from the Registrant’s Registration Statement on Form S-8 (Registration No. 333-179306), filed with the SEC on February 2, 2012.

^	Filed herewith.